Exhibit 5

                               CELSION CORPORATION
                            10220-L Old Columbia Road
                               Columbia, MD 21046
                                 (410) 290-5390



                                 June 14, 2004


Celsion Corporation
10220-L Old Columbia Road
Columbia, Maryland 21046

         Re: Registration Statement on Form S-8 for Shares of Common Stock Issuable Under the Celsion Corporation 2004 Stock Incentive Plan
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Ladies and Gentlemen:

         I serve as Vice President, General Counsel and Corporate Secretary of Celsion Corporation, a Delaware corporation (the "Registrant"), and, in my capacity as General Counsel, I have represented the Registrant in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") filed this day with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pertaining to the registration of ten million (10,000,000) shares of the common stock, par value one cent ($0.01) per share, of the Registrant (the "Shares") for issuance and sale pursuant to the Celsion Corporation 2004 Stock Incentive Plan (the "Plan").

         This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, I have considered such questions of law as I have deemed necessary as a basis for the opinions set forth below, and I have examined or otherwise am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following: (i) the Registration Statement; (ii) the Certificate of Incorporation and Bylaws, in each case as amended, of the Registrant, as currently in effect; (iii) certain resolutions of the Board of Directors of the Registrant relating to the adoption of the Plan and the issuance of the Shares and the other transactions contemplated by the Registration Statement; (iv) the Plan; and (v) such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below. In my examination, I have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that I did not


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Celsion Corporation
June 14, 2004
Page 2


independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Registrant and others.

         I have also assumed that the Registrant shall have sufficient authorized and unissued shares of Common Stock available at the time of each issuance of Shares and that the relevant provisions of the Certificate of Incorporation and Bylaws of the Registrant and the Delaware General Corporation Law (the "DGCL") and the Delaware State Constitution (the "Delaware Constitution") in effect at the time of issuance of any of the Shares will not differ in any relevant respect from the analogous provisions of the Certificate of Incorporation and Bylaws of the Company and the DGCL and Delaware Constitution in effect as of the date of this opinion and that no additional relevant provisions shall have been added subsequent to the date hereof.

         Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and that when issued, sold, paid for and delivered in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         This letter expresses my opinion with respect to the DGCL (without regard to the principles of conflict of laws thereof) governing matters such as due organization and the authorization and issuance of stock, as such laws are in effect as of the date hereof, as well as the pertinent provisions of the Delaware Constitution as currently in effect, and currently reported judicial decisions interpreting such laws, subject to the limitation set forth in the last two sentences of this paragraph, and to the facts bearing upon this opinion as they current exist. I assume no obligation to revise, supplement or update this opinion in the event of future changes in the DGCL, the Delaware Constitution or the interpretation thereof, or in such facts. This opinion does not extend to the securities or "blue sky" laws of any jurisdiction, to federal securities laws, to the laws of contract or to any other laws of any other jurisdiction or the rules and regulations of stock exchanges or of any other regulatory body, and I do not express any opinion as to the effect of any other laws, rules or regulations on the opinions stated herein. I am not admitted to practice law in the State of Delaware. However, I am generally familiar with the DGCL as currently in effect and have made such inquiries as I deem necessary to render the foregoing opinions.

         I hereby consent to the use of and filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement; provided, however, that in giving such consent I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion letter and the opinions expressed herein are being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon in any other manner without, in each instance, my prior written consent.

                                            Very truly yours,
                                            /s/ Anita J. Finkelstein
                                            General Counsel